UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	APA	New York Stock Exchange, Chicago Stock Exchange and Nasdaq Global Select Market
7.75% Notes Due 2029	APA/29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item	3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Apache Corporation’s (the “Company”) common stock, $0.625 par value (the “Common Stock”), is tri-listed on the New York Stock Exchange (the “NYSE”), the Chicago Stock Exchange (the “CHX”), and the Nasdaq Global Select Market (“Nasdaq”). On May 26, 2020, the Board of Directors (the “Board”) of the Company decided to continue to list the Company’s Common Stock on Nasdaq, but authorized the voluntary delisting of the Common Stock from the NYSE and CHX upon determining that the cost savings from such actions are in the best interest of the Company and its stockholders.

On May 27, 2020, the Company (i) separately notified the NYSE and CHX of the Company’s intent to withdraw the respective listings of the Common Stock from such exchanges while continuing to list the Common Stock solely on the Nasdaq and (ii) contemporaneously issued a press release with the notice of its intent to delist from such exchanges. The Company plans to subsequently file a Form 25 with the Securities and Exchange Commission to effect the withdrawal on each of the NYSE and CHX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: May 27, 2020	By:	/s/ Rajesh Sharma
Rajesh Sharma
Corporate Secretary